An agreement made on this Day of January 18th, 2023, between Jerry Bostic hereinafter sometimes referred to as Producer 4617 Rock Creek Rd, Ardmore, Ok 73401 & TV Channels Network Inc, 7582 Las Vegas Blvd South, Las Vegas NV 89123, hereinafter sometimes referred to as Company. Both parties agree with the following:

Jerry Bostic has produced various wrestling shows under the name of World Class Pro Wrestling featuring various former WWE & AEW wrestling stars and some independent wrestlers.

Darryl Payne has personally funded various World Class Pro Wrestling shows on behalf of TV Channels Network. TV Channels Network in return has received sponsorship promotion on some of the World Class Pro Wrestling Shows.

Producer has granted Company the rights to the Producers library of over 38 broadcast quality live tv wrestling entertainment events for TV Channels Network Inc, streaming platform. Producer has granted rights to the company to use the World Class Pro Wrestling library for all uses.

The Term for use of the World Class Pro Wrestling library is in perpetuity.

Company agrees to name Producer Jerry Bostic President of TV Channels Network Wrestling and or TVCN Professional Wresting. Producer will be paid to hire all the wrestling talent, referees, venues, schedule the matches, hotel arrangements for all the wrestlers, script writing, design the advertisements, including posters, and help run social media campaigns and promote TV Channels Network Wrestling and or TVCN Professional Wresting for all wrestling events.

Company & Producer agrees to put on its first wrestling show during the week of WWE's WrestleMania in Las Vegas 2026.

Producer will receive 25,000 shares of TV Channels Network Inc, stock within 7 days of TV Channels Network Inc, trading on NASDAQ. All wrestling content produced for TV Channels Network Wrestling and or TVCN Professional Wresting will be solely owned by the Company.

The Producer will edit and deliver all new wrestling entertainment shows under this agreement for TV Channels Network Wrestling and or TVCN Professional Wresting within 2 weeks of each live show event.

This agreement shall be construed according to the Laws of The State of Nevada.

Agreed & Accepted

/s/ Jerry Bostic

Jerry Bostic/Producer

Agreed & Accepted

/s/ Darryl Payne

Darryl Payne CEO

TV Channels Network Inc.